Exhibit 4.15.17



                           WAIVER TO CREDIT AGREEMENT


     WAIVER TO CREDIT AGREEMENT ("this Waiver"), dated as of October 31, 2006, among FOAMEX L.P., a Delaware limited partnership and a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code (the "Borrower"), the affiliates of the Borrower party hereto, the lending institutions party hereto and BANK OF AMERICA, N.A., as Administrative Agent (the "Administrative Agent").

     WHEREAS, the Borrower, certain of its affiliates as guarantors, the lenders party thereto, the Administrative Agent and certain other Persons entered into a certain Debtor-In-Possession Credit Agreement, dated as of September 22, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), pursuant to which such lenders have agreed, subject to certain terms and conditions, to make revolving advances to the Borrower and to issue or to cause the issuance of letters of credit for the account of the Borrower;

     WHEREAS, the Borrower and the Parent have entered into a commitment letter dated October 13, 2006 (the "Debt Commitment Letter") with a group of lenders pursuant to which such lenders have agreed, subject to the terms and conditions of the Debt Commitment Letter, to provide the Borrower with certain term and revolving debt financing upon and after the consummation of the plan of reorganization of the Borrower and certain of its affiliates (the "Plan of Reorganization");

     WHEREAS, the Parent has entered into a commitment letter dated October 13, 2006 (the "Equity Commitment Letter," and together with the Debt Commitment Letter, the "Commitment Letters") with certain of the holders of its common and preferred stock (collectively, the "Significant Equityholders") pursuant to which, among other things and subject to the terms and conditions thereof, (x) the Parent will conduct a $150,000,000 common stock rights offering to its existing common and preferred stockholders to raise monies to fund certain payments to be made under the Plan of Reorganization on the consummation thereof, (y) the Significant Equityholders have agreed to enter into a put option agreement under which the Parent may require such holders to purchase preferred stock in reorganized Parent in the event that the existing stockholders of the Parent do not exercise all of their rights to purchase all of the shares of common stock offered pursuant to the aforesaid rights offering (the "Put Option") and (z) in consideration of the aforesaid Put Option, the Parent shall pay a put option premium in an aggregate amount not to exceed $9,500,000 to the Significant Equityholders (the "Put Option Premium");

     WHEREAS, on October 13, 2006, the Parent filed a motion (the "Motion") seeking, among other things, authorization for the Parent's entry into the Commitment Letters and the incurrence of certain obligations thereunder;

     WHEREAS, the Borrower has requested that the Administrative Agent and the Majority Lenders waive certain provisions of the Credit Agreement to permit the Borrower and the Parent, as the case may be, to pay the Put Option Premium (including, without limitation, the immediate payment of $2,000,000 of the Put Option Premium and the payment of any other portion thereof in accordance with the express terms of the Equity Commitment Letter), certain fees and expenses under the Debt Commitment Letter, certain fees and expenses of the advisors to the Significant Equityholders under the Equity Commitment Letter, and certain indemnity obligations under the Commitment Letters, each of the foregoing to the extent payable prior to the consummation of the Plan of Reorganization under or with respect to the Commitment Letters (such portion of the Put Option Premium, fees, expenses and indemnity obligations, the "Payments");

     NOW, THEREFORE,  subject to the conditions precedent set forth in Section 3
hereof,   the  Borrower,   the   Guarantors,   the  Majority   Lenders  and  the
Administrative Agent hereby agree as follows:

     SECTION 1. CAPITALIZED TERMS. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Credit Agreement.

     SECTION 2. WAIVER. Each of the Administrative Agent and the Majority Lenders hereby waives Sections 3.4, 7.11 (with respect to the sale or issuance of equity interests and any agreement to sell or issue equity interests), 7.12(i), 7.17, 7.36(d) and 7.40 of the Credit Agreement solely to permit the Borrower and the Parent, as the case may be, to execute the Debt Commitment Letter and the Equity Commitment Letter and to make the Payments in the amounts and on the terms and timetables set forth in the Commitment Letters (in the form attached to the Motion) prior to consummation of the Plan of Reorganization; provided, that such waiver shall be automatically revoked and of no further force or effect if the Bankruptcy Court grants the administrative expense claim with respect to the obligation to make any Payments a priority that is superior to or pari passu with the superpriority administrative expense claims of the Administrative Agent and the Lenders under any of the Loan Documents pursuant to
Section 364(c) of the Bankruptcy Code. Nothing in this Section 2 shall constitute a waiver of any provision of the Credit Agreement or any Event of Default under the Credit Agreement except to the extent expressly set forth herein.

     SECTION 3. EFFECTIVENESS. This Waiver shall become effective on such date as the following conditions precedent are satisfied:

     3.1 Counterparts of this Waiver executed by the Borrower, the Guarantors, the Majority Lenders and the Administrative Agent shall have been delivered to the Administrative Agent.

     3.2 The Administrative Agent shall have received a copy, certified by a senior officer of the Borrower as true and complete, of a waiver to the Term Loan B Agreement, consenting to this Waiver and providing for the waiver to the Term Loan B

Agreement consistent with the waiver herein contemplated, which waiver shall be in form and substance satisfactory to the Administrative Agent and the Majority Lenders.

     SECTION 4. CONSENT TO WAIVER WITH RESPECT TO TERM LOAN B AGREEMENT.

     4.1 Each of the Majority Lenders, by its signature to this Waiver, hereby consents to the waiver to the Term Loan B Agreement, a copy of which is attached as Exhibit A hereto.


     SECTION 5 COUNTERPARTS. This Waiver may be executed in counterparts, each of which shall be an original, and all of which, taken together, shall constitute a single instrument. This Waiver shall be governed by, and construed in accordance with, the laws of the State of New York.

     SECTION 6 REFERENCES TO CREDIT AGREEMENT. From and after the effectiveness of this Waiver and the waiver contemplated hereby, all references in the Credit Agreement to "this Agreement", "hereof", "herein", and similar terms shall mean and refer to the Credit Agreement, as waived and modified by this Waiver, and all references in other documents to the Credit Agreement shall mean such agreement as waived and modified by this Waiver.

     SECTION 7. RATIFICATION AND CONFIRMATION. The Credit Agreement is hereby ratified and confirmed and, except as herein agreed, remains in full force and effect. Each of the Borrower and the Guarantors represents and warrants that after giving effect to the waiver provided in this Waiver (i) all representations and warranties contained in the Loan Documents are correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date hereof (except to the extent that such representations or warranties expressly related to a specified prior date, in which case such representations and warranties shall be correct in all material respects as of such specified prior date) and (ii) there exists no Default or Event of Default. Each of the Guarantors hereby ratifies its Guarantee of the Obligations and its grant of a security interest in the Collateral in which it has an interest to secure the payment of the Obligations.

     IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be duly executed by their respective authorized officers as of the day and year first above written.

                              FOAMEX L.P., a Debtor and Debtor-in-Possession

                              By: FMXI, Inc., its Managing General Partner, a Debtor and Debtor-in-Possession

                                   By:      /s/ George L. Karpinski
                                            -----------------------------------
                                   Title:   Vice President
                                            -----------------------------------


                              FMXI, INC., a Debtor and Debtor-in-Possession

                              By:    /s/ George L. Karpinski
                                     ------------------------------------------
                              Title: Vice President
                                     ------------------------------------------


                              FOAMEX INTERNATIONAL INC., a Debtor and
                              Debtor-in-Possession

                              By:    /s/ George L. Karpinski
                                     ------------------------------------------
                              Title: Senior Vice President
                                     ------------------------------------------


                              FOAMEX CANADA INC., a Debtor Company and Applicant

                              By:    /s/ George L. Karpinski
                                     ------------------------------------------
                              Title: Treasurer
                                     ------------------------------------------


                              FOAMEX CAPITAL CORPORATION, a Debtor and
                              Debtor-in-Possession

                              By:    /s/ George L. Karpinski
                                     ------------------------------------------
                              Title: Vice President
                                     ------------------------------------------


                              FOAMEX LATIN AMERICA, INC., a Debtor and
                              Debtor-in-Possession

                              By:    /s/ George L. Karpinski
                                     ------------------------------------------
                              Title: Vice President
                                     ------------------------------------------

                              FOAMEX MEXICO, INC., a Debtor and
                              Debtor-in-Possession

                              By:    /s/ George L. Karpinski
                                     ------------------------------------------
                              Title: Vice President
                                     ------------------------------------------


                              FOAMEX MEXICO II, INC., a Debtor and
                              Debtor-in-Possession

                              By:    /s/ George L. Karpinski
                                     ------------------------------------------
                              Title: Vice President
                                     ------------------------------------------


                              FOAMEX ASIA, INC., a Debtor and
                              Debtor-in-Possession

                              By:    /s/ George L. Karpinski
                                     ------------------------------------------
                              Title: Vice President
                                     ------------------------------------------


                              FOAMEX CARPET CUSHION LLC, a Debtor and
                              Debtor-in-Possession

                              By:    /s/ George L. Karpinski
                                     ------------------------------------------
                              Title: Vice President
                                     ------------------------------------------


                              BANK OF AMERICA, N.A., Individually and as
                              Administrative Agent

                              By:    /s/ William J. Wilson
                                     ------------------------------------------
                              Title: Vice President
                                     ------------------------------------------


                              GENERAL ELECTRIC CAPITAL CORPORATION

                              By:    /s/ Philip A. Carfora
                                     ------------------------------------------
                              Title: Duly Authorized Signatory
                                     ------------------------------------------

                              WACHOVIA BANK, NATIONAL ASSOCIATION

                              By:    /s/ Thomas A. Martin
                                     ------------------------------------------
                              Title: Vice President
                                     ------------------------------------------


                              WELLS FARGO FOOTHILL, LLC

                              By:    /s/ Juan Barrera
                                     ------------------------------------------
                              Title: Vice President
                                     ------------------------------------------


                              THE CIT GROUP/BUSINESS CREDIT, INC.

                              By:    /s/ Matthew V. DeFranco
                                     ------------------------------------------
                              Title: Assisant Vice President
                                     ------------------------------------------


                              MERRILL LYNCH CAPITAL, a Division of
                              Merrill Lynch Business Financial Services Inc.

                              By:    /s/ James Betz
                                     ------------------------------------------
                              Title: Vice President
                                     ------------------------------------------

                                   Exhibit A

                              [Term Loan B Waiver]